Exhibit 10.33

FIRST AMENDMENT TO OFFICE LEASE

     This First Amendment to the Office Lease as defined below (this “Amendment”) is entered into as of March 11, 2004, between EMBARCADERO CORPORATE CENTER as Landlord and INTRABIOTICS PHARMACEUTICALS, INC. as Tenant, with reference to the following facts:

     A.     Tenant and Landlord are parties to a certain Office Lease at the Embarcadero Corporate Center dated February 10, 2003 (the “Lease”) with respect to certain premises commonly known as Suite 100 (the “Original Premises”) located at 2483 East Bayshore Road, Palo Alto, Ca.

     B.     Landlord and Tenant desire to enter into this Amendment to memorialize their agreement as to the extension of the term of the Lease and the expansion of the premises leased by Tenant thereunder.

     NOW, THEREFORE, for good and valuable consideration, the undersigned hereby agree as follows:

     1.     Tenant hereby agrees to lease from Landlord, and Landlord hereby agrees to lease to Tenant, those certain additional premises (“Additional Premises”) identified as Suite 520, 2471 East Bayshore Road, Palo Alto, CA, comprised of approximately 3,526 rentable square feet of area, for a term commencing on April 1, 2004 and ending on June 30, 2005. The terms and conditions of the Lease shall be applicable to the Additional Premises, except to the extent inconsistent herewith. Base monthly rent for the Additional Premises shall be $2.25 per square foot, totaling $7,933.50 per month. Upon execution of this Amendment, Tenant shall tender the first month’s rent for the Additional Premises and a security deposit equal to one month’s rent for the Additional Premises to Landlord. Prior to the commencement of the term for the Additional Premises, Landlord shall install mutually approved building standard carpet within the space, and shall re-locate between three and five electrical outlets within private offices in order to accommodate Tenant’s intended use therein. Tenant may have early access to the Additional Premises upon full execution of this Amendment and payment of the sums required hereunder, provided the same does not interfere with completion of Landlord’s work as set forth herein.

     2.     Tenant and Landlord hereby agree to extend the term of the office Lease with respect to the Original Premises for an additional term commencing on July 1, 2004 and ending on June 30, 2005 (the “Extended Term”). Base monthly rent for the Original Premises during the Extended Term shall be $8,064.

     3.     Landlord hereby grants to Tenant an option to extend the term of the amended Lease as to both suites for an additional term of six (6) months at then current market rent in the building. Tenant shall provide not less than sixty (60) days prior written notice of exercise of the option if it desires to extend the term.

     4.     All the terms and conditions of the Lease shall remain in full force and effect, except as expressly amended hereby or as inconsistent herewith. Capitalized terms herein shall have the same meaning as in the Lease. The terms of this Amendment shall prevail to the extent of any inconsistencies between the Lease and this Amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD:				TENANT:

EMBARCADERO CORPORATE CENTER				INTRABIOTICS PHARMACEUTICALS, INC.
By:	Embarcadero Bayshore Investors, LLC
	By:	EBI Management, Inc.

		By:	/s/ Jim Blake	By:	/s/ David Tucker

		Its:	EVP	Its:	PFO

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